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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of Diamond Offshore Drilling, Inc. on Form S-3 (No. 333-19987) of our report dated February 4, 1997, appearing in the Annual Report on Form 10-K of Diamond Offshore Drilling, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Houston, Texas


March 28, 1997






                                Exhibit 23.1 - 1